Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165486

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2010)

CHINA GENGSHENG MINERALS, INC.
2,500,000 Shares of Common Stock
Warrants to Purchase up to 1,000,000 Shares of Common Stock

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 2,500,000 shares of our common stock, par value $0.001 per share, together with 1,000,0000 warrants to purchase shares of our common stock. Each warrant entitles the investor to purchase one share of our common stock, at an exercise price of $4.00 per share. The purchase price in the offering for each share of common stock and the related warrant is $4.00. The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Our common stock trades on the NYSE Amex under the symbol “CHGS.” The last reported sale price of our common stock on the NYSE Amex on January 4, 2011 was $4.37 per share. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or automated quotation system.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in any of our securities.

Rodman & Renshaw, LLC (the “Placement Agent”) acted as placement agent on this transaction. The Placement Agent is not purchasing or selling any of these securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent fees of 5.5% of the gross proceeds of the sale of the securities as set forth in the table below. We will receive the proceeds from all securities sold in this offering less the placement agent fee, and less other expenses we incur in connection with the offering of the securities.

	Per Share of Common	Total
	Stock and Warrant

Public offering price	$4.00	$10,000,000
Placement Agent fee[1]	$0.22	$550,000
Proceeds, before expenses, to us	$3.78	$9,450,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The placement agent expects to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus on or about January 10, 2011.

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1 We have also agreed to reimburse certain of the placement agent’s out of pocket expenses in amount equal to 1% of the gross proceeds of this offering, subject to a cap of $25,000.

Rodman & Renshaw, LLC

The date of this prospectus supplement is January 07, 2011.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About this Prospectus	1
Summary	2
Risk Factors	4
Special Note Regarding Forward-Looking Statements	13
Use of Proceeds	14
Description of Capital Stock	14
Description of Warrants	15
Plan of Distribution	17
Where You Can Find More Information	19
Information Incorporated by Reference	19
Legal Matters	19
Experts	20

You should rely on the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only at the date on the front cover of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus supplement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to our SEC filings, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Additional information, including our financial statements for the years ended December 31, 2009 and 2008 and the notes related thereto, is incorporated by reference to our periodic reports filed with the SEC.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us, or information to which we have referred you. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus supplement and the accompanying prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “CHGS,” the “Company”, “we,” “our” and “us” refer to China Gengsheng Minerals, Inc. and all of its subsidiaries and affiliated companies including Henan GengSheng Refractories Co., Ltd. (“Refractories”), ZhengZhou Duesail Fracture Proppant Co., Ltd. (“Duesail”), Henan GengSheng Micronized Powder Materials Co., Ltd. (“Micronized”), Guizhou Southeast Prefecture GengSheng New Materials Co., Ltd. (“Prefecture”), and Henan GengSheng High-Temperature Materials Co., Ltd. (“High-Temperature”), on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  our ability to successfully implement our business plan and expand our current business;

  our estimates of production, market sizes and anticipated consumption of our products;

  our estimates of the anticipated growth of the steel industry and its reliance on refractory products;

  our new fine precisions production line;

  our ability to successfully penetrate the market for refractory products;

  our ability to successfully diversity our suppliers;

  our relationship with regional governments in China and the potential support they may provide to us;

  our estimates of future performance and growth potential;

  our ability to obtain sufficient capital to fund our operations and expansion plans; and

  our operating income, future revenue, expenses, capital requirements and needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, among others, those set forth above under the heading “Risk Factors,” and in the other documents that we file with the SEC. There are also other risks and uncertainties that we may not describe, generally because we currently do not perceive them to be material, which could cause actual results to differ materially from our expectations. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus, in any prospectus supplement and in the documents we incorporate by reference in this prospectus may not transpire.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this document, any supplements to this document and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated herein by reference. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, as well as the information incorporated by reference carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and the related notes, before deciding to invest in our securities. In this prospectus supplement and the accompanying prospectus, when we use phrases such as “we,” “us,” “our,” “CHGS” or “our company,” we are referring to China Gengsheng Minerals, Inc. and all of its subsidiaries and affiliated companies as a whole, unless it is clear from the context that any of these terms refer only to China Gengsheng Minerals, Inc.

About Our Company

We are a Nevada holding company operating in the materials technology industry through our direct and indirect subsidiaries in China. We develop, manufacture and sell a broad range of mineral-based, heat-resistant products capable of withstanding high temperatures, saving energy and boosting productivity in industries such as steel and oil. Our products include refractory products, industrial ceramics, fracture proppants and fine precision abrasives.

Currently, we conduct our operations in China through our wholly owned subsidiaries, Henan GengSheng Refractories Co., Ltd. (“Refractories”), ZhengZhou Duesail Fracture Proppant Co., Ltd. (“Duesail”), Henan GengSheng Micronized Powder Materials Co., Ltd. (“Micronized”), and Guizhou Southeast Prefecture GengSheng New Materials Co., Ltd. (“Prefecture”), and through our majority owned subsidiary, Henan GengSheng High-Temperature Materials Co., Ltd. (“High-Temperature”). Through our direct, wholly owned BVI subsidiary, GengSheng International, and its direct and wholly owned Chinese subsidiary, Refractories, which has an annual production capacity of approximately 127,000 tons, we manufacture refractories products. We manufacture fracture proppant products through Duesail, which has an annual production capacity of approximately 66,000 tons. We manufacture fine precision abrasives products through Micronized, which has designed annual production capacity of approximately 22,000 tons. Finally, through our majority owned subsidiary High-Temperature, which has an annual production capacity of approximately 150,000 units, we manufacture industrial and functional ceramic products.

We sell our products to over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries in Asia, Europe and North America. Our refractory customers are companies in the steel, iron, petroleum, chemical, coal, glass and mining industries. Our fracture proppant products are sold to oil and gas companies. Our industrial ceramics are used in the utilities and petrochemical industries. Our fine precision abrasives are marketed to solar companies and optical equipment manufacturers. Our largest customers, measured by percentage of our revenue, mainly operate in the steel industry. Currently, most of our revenues are derived from the sale of our monolithic refractory products to customers in China.

Our principal executive offices are located at No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271 and our telephone number is (86) 371-6405-9818.

About Our Products and Services

Refractories

Our largest product segment is the refractories segment, which accounted for approximately 84.0% of the total revenue in 2009. Our refractory products have high-temperature resistant qualities and can function under thermal stress that is common in many heavy industrial production environments. Because of their unique high-temperature resistant qualities, the refractory products are used as linings and key components in many industrial furnaces, such as steel production furnaces, ladles, vessels, and other high-temperature processing machines that must operate at high temperatures for a long period of time without interruption. The majority of our customers are in the iron, steel, cement, chemical, coal, glass, petro-chemical and nonferrous industries.

We provide a customized solution for each order of our monolithic refractory materials based on the customer’s uniquely requested formula. Upon delivery to customers, the monolithic materials are applied to the inner surfaces of our customers’ furnaces, ladles or other vessels to improve the productivity of that equipment. The product is beneficial because it lowers the overall cost of production and improves financial performance for our customers. The reasons that the monolithic materials can help our customers improve productivity, lower production costs and achieve stronger financial performance include the following: (i) monolithic refractory castables can be cast into complex shapes which are unavailable or difficult to achieve by alternative products such as shaped bricks; (ii) monolithic refractory linings can be repaired, and in some cases, even reinstalled, without furnace cool-down periods or steel-production interruptions, and therefore improve the steel makers’ productivity; (iii) monolithic refractories can form an integral surface without joints, enhancing resistance to penetration, impact and erosion, and thereby improving the equipment’s operational safety and extending their useful service lives; (iv) monolithic refractories can be installed by specialty equipment either automatically or manually, thus saving construction and maintenance time as well as costs; and (v) monolithic refractories can be customized to specific requirements by adjusting individual formulas without the need to change batches of shaped bricks, which is a costly procedure. Our refractory products and a description of their features are as follows:

Castable, coating, and dry mix materials. Offerings within this product line are used as linings in containers such as a tundish used for pouring molten metal into a mold. The primary advantages of these products are speed and ease of installation for heat treatment.

Low-cement and non-cement castables. Our low-cement and non-cement castable products are typically used in reheating furnaces for producing steel. These castable products are highly durable and can last up to five years.

Pre-cast roofs. These products are usually used as a component of electric arc furnaces. They are highly durable, and in the case of our corundum-based pre-cast roof products, can endure approximately 160 to 220 complete operations of furnace heating.

We also have a production line for pressed bricks, which is a type of “shaped” refractory, for steel production. The annual designed production capacity of our shaped refractory products is approximately 15,000 metric tons. Finally, we provide a full-service option to our steel customers, which includes refractory product installation, testing, maintenance, repair and replacement. Refractory product sales are often enhanced by our on-site installation and technical support personnel. Our installation services include applying refractory materials to the walls of steelmaking furnaces and other high temperature vessels to maintain and extend their lives. Our technical service staff provides assurances that our customers will achieve their desired productivity objectives. They also measure the refractory wear at our customer sites to improve the quality of maintenance and overall performance of our customers’ equipment. Full-service customers contributed approximately 47.9% of the Company’s total sales in 2009, compared with 41.0% in 2008.

Industrial Ceramics

Our industrial ceramic products, including abrasive balls and tiles, valves, electronic ceramics and structural ceramics, are components for a variety of end products such as fuses, vacuum interrupters, electrical components, mud slurry pumps, and high-pressure pumps. Such end use products are used in the electric power, electronic component, industrial pump and metallurgy industries. We install and maintain some of these products. Our industrial ceramic products and a description of their benefits are as follows:

Ceramic plates, tubes, elbows, and rollers. These products are used in heavy machines for steel production, power generation, and mining. They are highly resistant to heat, erosion, abrasion, and impact.

Ceramic cylinders and plugs. Our ceramic cylinders and plugs are often used in plug pumps for drilling crude oil. They are highly resistant to pressure.

Wearable ceramic valves. Our wearable ceramic valves are used for transferring gas and liquid products. They are highly resistant to wash out, erosion, abrasion, and impact.

We signed a five-year collaboration agreement with the Ceramics Research Institute of Zhengzhou University (the “CRI”) in Henan province of China in 2008, to research and develop innovative ways of improving the manufacturing process and functionality of an array of bauxite-based materials. Specifically, we will work with CRI to optimize and reduce costs for the production of fine precision abrasives, which are bauxite-based, ultra-fine, grain-like materials used to polish fine-metal or optical equipment surfaces, including solar panels. CRI will also help us develop next-generation industrial ceramics that can reduce energy use and pollution. In addition, we and CRI will jointly apply for government grants for bauxite-based materials research.

Fracture Proppants

Our fracture proppants are very fine ball-like pellets, used to reach pockets of oil and natural gas deposits that are trapped in the fractures under the ground. Oil drillers inject the pellets into those fractures, squeezing out the trapped oil or natural gas, which leads to higher yield. Our fracture proppant products are available in several different particle sizes (measured in millimeters). They are typically used to extract crude oil and natural gas, which increases the productivity of crude oil and natural gas wells. These products are highly resistant to pressure. In October 2007, our fracture proppant products were certified by PetroChina Company Limited, China Petroleum & Chemical Corporation and the China National Offshore Oil Corporation as we became a first-tier supplier of fracture proppants for their oil and gas-drilling operations.

On April 27, 2009, Duesail finished construction of its second production line for fracture proppants, and successfully doubled its capacity for fracture proppants, from 33,000 tons per year to 66,000 tons per year. The newly completed production line (“Phase II”) adopts a so-called Revolving Kiln technology which cuts down production time and costs by up to 10%. The Phase II improvements also include the ability to produce a wider range of proppants catering to oil wells with different underground pressures.

Fine precision abrasives

Fine precision abrasives are used for producing a super-fine, super-consistent finish on certain products. A high-strength polyester backing provides a uniform base for a coating of micron-graded mineral particles that are uniformly dispersed for greater finishing efficiency. Our fine precision abrasives are made from silicon carbide (“SiC”). They are ultra-fine, high-strength pellets with uniform shape, and they are used for surface-polishing and slicing of precision instrument such as solar panels. Currently, the type of abrasives that we produce is in high demand among solar-energy companies. Solar energy companies use fine precision abrasives to cut silicon bars and to polish equipment surfaces so that they can be smooth and shining. Our products can be utilized in a broad range of areas including machinery manufacturing, electronics industry, optical glass, architecture industry development, semiconductor, silicon chip, plastic and lens. We launched our fine precision abrasives product in 2009 and began selling it in the third quarter of 2010. This product is a fine alumina or silicon carbide powder whose size is in microns. It has characteristics suitable for wire slicing and specific polishing.

THE OFFERING

Common stock offered by us	2,500,000 shares of common stock.

Warrants offered by us	Warrants to purchase up to 1,000,000 shares of common stock. Each Warrant has an exercise price of $4.00 per share, and is exercisable during the period beginning July 10, 2011 and ending on January 11, 2012. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Approximate number of shares of common stock to be outstanding after this offering	27,794,386 shares of common stock. (1)

Offering price	$4.00 per one share of common stock and 0.4 of a warrant to purchase one share of common stock.

Exchange listing	Our shares of common stock are listed on the NYSE Amex under the symbol “CHGS.”

Use of proceeds	We will receive net proceeds from this offering of approximately $9,350,000, after deducting the placement agent’s fee and estimated offering expenses paid and payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, increases in the Company’s production capacity in its fracture proppant segment or other segments, capital expenditures and joint ventures.

Transfer Agent and Registrar	Securities Transfer Corp. serves as transfer agent and registrar for our common stock.

Risk Factors	Investing in our securities involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

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(1) The number of shares of common stock outstanding after this offering is based on 24,294,386 shares outstanding as of January 4, 2010, and assumes the issuance of 1,000,000 shares pursuant to the exercise of all of the warrants registered in connection with this prospectus supplement and excludes any additional issuances of shares of common stock by the Company subsequent to the date of this prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our securities. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the value of our securities, causing you to lose all or part of your investment.

Risks Relating To This Offering

This offering will dilute current stockholders.

We are issuing up to 2,500,000 shares of our common stock which represent approximately 10.3% of the shares of our common stock outstanding immediately prior to the sale of such shares (not including shares that may be issued upon exercise of the warrants). Thus, this offering will dilute current stockholders, will have a dilutive effect on earnings per share and may adversely affect the market price of our common stock. Stockholders would experience additional dilution if we issue shares of common stock pursuant to the warrants that we are issuing in this offering.

There is no public market for the warrants being offered by this prospectus supplement.

There is no established trading market for the warrants being offered by this prospectus supplement and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

We will have broad discretion in applying the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

We have broad discretion in applying the net proceeds we will receive in this offering. Such proceeds may be used for working capital and general corporate purposes. For more information, see “Use of Proceeds.” As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds.

Risks Relating to Our Business

A downturn or negative changes in the highly volatile steel and iron industry will harm our business and profitability.

The iron and steel industries accounted for approximately 60%-70% of the consumption in the Chinese refractory industry according to the industry association statistics. Because our largest customers are in the steel industry, our business performance is closely tied to the performance of the steel industry. The sector as a whole is cyclical and its profitability can be volatile as a result of general economic conditions, labor costs, competition, import duties, tariffs and currency exchange rates. These macroeconomic factors have historically resulted in wide fluctuations in the Chinese and the global economies in which steel companies sell their products. In our case, future economic downturns, stagnant economies or currency fluctuations in China or globally could decrease the demand for steel products both in China and overseas and, in turn, could negatively impact our sales, margins and profits.

Industry growth rate for refractory products may decelerate and may affect our future revenue growth.

In China, the production of refractory materials has experienced fast growth in recent years driven largely by growth in China’s steel production. China has become the largest country for producing and consuming refractories, among which 60%-70% were demanded by companies in the steel industry. Our industry’s growth has been primarily driven by the growth in the Chinese steel industry. According to figures provided by the National Statistics Bureau of China, the Chinese steel output grew from an annual output of 157 million tons in 2001 to 568 million tons in 2009, representing a compounded average growth rate of 17.4% . Going forward, however, the forecast provided by the China International Capital Corporation suggests that the annual output of steel in China will not maintain this growth rate.

If the steel industry experiences such a slowdown, our growth prospects will likewise be curtailed. Additionally, the market for monolithic refractories in China is still in the developmental stage, and successful market penetration of the monolithic refractories depends heavily on two factors. First, successful market penetration depends on technological progress that results in products that provide better performance by our customers, new varieties of products that meet our customer’s future requirements, and more efficient and effective installation and maintenance methods. Second, successful market penetration also depends on our marketing strategy and our ability to execute that strategy while maintaining a high quality of service to our customers. Our future revenue growth—without acquisitions—may maintain growth, but nevertheless, we may not match our past growth rate.

Our inability to overcome fierce competition in the highly fragmented and highly competitive Chinese refractory market could reduce our revenue and net income.

The refractory market in China is highly fragmented with over 2,000 producers of refractory products, according to the Chairman of the Association of China Refractory Industry. Our competitors manufacture products that are similar to and directly compete with the products that we manufacture and market. We compete with many other refractory manufacturers in China, on a region-by-region basis, and with international competitors on a worldwide basis. Our main competitors are located in China and include Puyang Punai High-temperature Materials Co., Ltd., Wuhan Ruisheng Specialty Refractory Materials Co., Ltd., Beijing Lirr Refractories Co., Ltd. and others. Currently, our primary international competitor is Mineral Technologies, Inc. in the United States.

As a market leader in the monolithic refractory marketplace in China, we can buy raw materials in large quantities allowing us to negotiate volume pricing that result in lower prices than what is offered to our smaller competitors. As our smaller competitors consolidate and grow larger, they may be able to negotiate similar volume pricing from raw material suppliers. Under that scenario, any cost advantage that we currently enjoy may be reduced or eliminated altogether. Although our smaller competitors may pay higher materials costs relative to our material costs, their operating and administrative costs may be lower than ours, which may allow our competitors to quote very competitive prices for their products and services. Their competitive prices may force us to lower our prices, and to sell products and services at a loss in order to maintain our market share. Currently, we have a policy for setting a pricing floor so that we do not sell products at a loss; however, we cannot assure that we can maintain this policy indefinitely. Thus, increased competition in our industry could reduce our revenue and net income.

Any decrease in the availability, or increase in the cost, of raw materials and energy could materially increase our costs and jeopardize our current profit margins and profitability.

The principal raw materials used in our refractory products are several forms of the minerals SiO2, Al203, and MgO, including bauxite, mullite, corundum, processed Al203, Spinel, magnesia, calcium aluminate cement, and silica. We primarily use bauxite in the production of refractory materials, fracture proppants and some industrial ceramic products. The availability of these raw materials and energy resources may decrease and their prices can become volatile as a result of, among other things, changes in overall supply and demand levels and new laws or regulations. Our ability to achieve our sales target depends on our ability to maintain what we believe to be adequate inventories of raw materials to meet reasonably anticipated orders from our customers. In 2009, raw material costs accounted for 83.4% of the production cost for refractory products, 51.8% for fracture proppant products and 60.8% for industrial ceramics products.

Our production facilities are located in Gongyi, Henan Province, where there is currently an abundant reserve of bauxite and corundum for refractory manufacturing. Although our proximity to bauxite allows us to benefit from a relatively short delivery time and lower shipping costs, we may experience supply shortages or price increases or both due to sharp increases in overall industry demand for bauxite. Besides purchasing bauxite from local suppliers, we also purchase bauxite, mullite, magnesia, calcium aluminates cement and other raw materials from suppliers in Shanxi Province, Shandong Province, Liaoning Province and Gansu Province. All of these locations are outside of Henan Province. Any increase in shipping costs will increase our cost of raw materials from these sources and will decrease our revenues and profitability.

Further, if our existing suppliers are unable or unwilling to deliver our raw materials requirements on time to meet our production schedules, we may be unable to produce certain products, which could result in a decrease in revenues and profitability, a loss of good will with our customers, and could tarnish our reputation as a reliable supplier in our industry. In the event that our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all due to contractual agreements or pricing pressures in the refractory market. Any increase in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings and profitability.

Actions by the Chinese government could drive up our material costs and could have a negative impact on our profitability.

In the past years, the Chinese government has shut down some outdated mineral mines in China. These shutdowns have decreased the overall supply of raw materials needed to produce refractory products. As a result, the materials costs for our products have increased. If the Chinese government shuts down more mineral mines, we could experience further supply shortages and price increases that could have a negative impact on our profitability.

We may not be able to implement our business plan because we may be unable to both fund the substantial ongoing capital and maintenance expenditures that our operations require and invest in new projects at the same time.

Our operations are capital intensive and the nature of our business and our business strategy will require substantial additional working capital investment. We require capital for building new production lines, acquiring new equipment, maintaining the condition of our existing equipment and maintaining compliance with environmental laws and regulations, and to pursue new market opportunities. We may not be able to fund our capital expenditures from operating cash flow and from the proceeds of borrowings available for capital expenditures under our credit facilities, and we may require additional debt or equity financing. We cannot assure that this type of financing will be available or, if available, it may result in increased interest expenses, increased leverage and decreased income available to fund further expansion. In addition, future debt financings may limit our ability to withstand competitive pressures and render us more vulnerable to economic downtowns. If we are unable to fund our capital requirements, we may be unable to implement our business plan and our financial performance may be adversely impacted.

Approximately 53.9% of our 2009 sales revenues were derived from our ten largest customers, and any reduction in revenues from any of these customers would reduce our revenues and net income.

While we have over 200 active customers, approximately 53.9% of our sales revenue came from our top ten customers in 2009, with Shandong Steel Co., Ltd., Rizhao Subsidiary alone accounting for approximately 14.2% of our sales revenue in the same period. If we cease to do business at or above current levels with Shandong Steel Co., Ltd., Rizhao Subsidiary or any one of our other largest customers which contribute significantly to our sales revenues, and we are unable to generate additional sales revenues with new and existing customers that purchase a similar amount of our products, then our revenues and net income would decline considerably.

A significant interruption or casualty loss at any of our facilities could increase our production costs and reduce our sales and earnings.

Our manufacturing process requires large industrial facilities for crushing, smashing, batching, molding and baking raw materials. After the refractory products come off the production line, we need additional facilities to inspect, package, and store the finished goods. Our facilities may experience interruptions or major accidents and may be subject to unplanned events such as explosions, fires, inclement weather, acts of God, terrorism, accidents and transportation interruptions. Any shutdown or interruption of any facility would reduce the output from that facility, which could substantially impair our ability to meet sales targets. Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to the revenue losses, longer-term business disruption could result in the loss of goodwill with our customers. To the extent these events are not covered by insurance, our revenues, margins and cash flows may be adversely impacted by events of this type.

Environmental regulations impose substantial costs and limitations on our operations.

Our products are not considered environmentally hazardous materials, however, the dust produced during our production process is considered hazardous to the environment. We have environmental liability risks and limitations on operations brought about by the requirements of environmental laws and regulations. We are subject to various national and local environmental laws and regulations concerning issues such as air emissions, wastewater discharges, and solid and hazardous waste management and disposal. These laws and regulations are becoming increasingly stringent. While we believe that our facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of our business. It is possible that future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While we believe that we can comply with environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.

Climate change and related regulatory responses may impact our business.

Climate change as a result of emissions of greenhouse gases is a significant topic of discussion and may generate U.S. federal and other regulatory responses in the near future, including the imposition of a so-called “cap and trade” system. It is impracticable to predict with any certainty the impact of climate change on our business or the regulatory responses to it, although we recognize that they could be significant. The most direct impact is likely to be an increase in energy costs, which would increase slightly our operating costs, primarily through increased utility and transportations costs. In addition, many of our customers operate in the manufacturing industry. Any restrictions or penalties imposed under a cap and trade system might significantly impact their operations, which in turn, would adversely affect their demand for our products. However, it is too soon for us to predict with any certainty the ultimate impact, either directionally or quantitatively, of climate change and related regulatory responses.

If our customers and/or the ultimate consumers of products which use our products successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

Our products are widely used as protective linings in industrial furnaces operating in highly hazardous environments because those furnaces must operate under extremely high temperatures in order to produce iron, steel and other industrial products. Significant property damage, personal injuries and even death can result from the malfunctioning of high temperature furnaces as a result of defects in our refractory products. The costs and resources needed to defend product liability claims could be substantial. We could be responsible for paying some or all of the damages if found liable. We do not have product liability insurance. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would hurt our operating results and stockholder value.

If we are not able to adequately secure and protect our patent, trademark and other proprietary rights, our business may be materially affected.

We hold patents for (a) an integral casting technology in mixer furnaces (which expires on December 29, 2020), (b) a light-slag heat-retaining refractory castables in high-furnaces clinders (which expires on December 27, 2025), (c) a ceramic sealing double-gate valve (which expires on January 24, 2015), (d) a direct-fired gas generator (which expires on May 23, 2015), (e) a ceramic plunger in pumps (which expires on January 24, 2015), (f) a ceramic cylinder in slurry pumps (which expires on July 25, 2018), (g) a ceramic plunger pump(which expires on July 21, 2018), (h) a ceramic lining in abrasion-resistance tubes (which expires on July 21, 2018) and (i) an oversized particles removal method (which expires on October 30, 2021). We also rely on non-disclosure agreements and other confidentiality procedures to protect our intellectual property rights in various jurisdictions. These technologies are very important to our business and it may be possible for unauthorized third parties to copy or reverse engineer our products, or otherwise obtain and use information that we regard as proprietary. Furthermore, third parties could challenge the scope or enforceability of our patents. In certain foreign countries, including China where we operate, the laws do not protect our proprietary rights to the same extent as the laws of the United States. Decided court cases in China’s civil law system do not have binding legal effect on future decisions and even where adequate law exists in China, enforcement based on existing law may be uncertain and sporadic and it may be difficult to obtain enforcement of a judgment by a court of another jurisdiction. In addition, the relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Any misappropriation of our intellectual property could have a material adverse effect on our business and results of operations, and we cannot assure you that the measures we take to protect our proprietary rights are adequate.

Expansion of our business may strain our management and operational infrastructure and impede our ability to meet any increased demand for our products.

Our business plan is to significantly grow our operations by meeting the anticipated growth in demand for existing products and by introducing new product offerings. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. Our business growth also presents numerous risks and challenges, including:

  Our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

  The costs associated with such growth, which are difficult to quantify, but could be significant; and

  The costs associated with developing new products to keep pace with rapid technological changes.

To accommodate this growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

Improvements in the quality and lifespan of refractory products may decrease product turnover and our sales revenues.

Technological and manufacturing improvements have made refractory products more durable and more efficient. While making products more durable and more efficient is generally a positive development, the increased quality and durability of refractory products could lead to declining consumption and turnover of refractory products. With the growth rate in the steel industry decelerating and with the consumption rate of refractory products per ton of steel produced decreasing, the refractory industry’s future growth rate may decelerate. We can increase our prices to offset a decrease in product consumption, but we cannot assure that price increases will be acceptable to our customers.

Our new products are complex and may contain defects that are detected only after their release to our customers, which may cause us to incur significant unexpected expenses and lost sales.

Our products are highly complex and must operate at high temperatures for a long period of time. Although our new products are tested prior to release, they can only be fully tested when they are used by our customers. Consequently, our customers may discover defects after new products have been released. Although we have test procedures and quality control standards in place designed to minimize the number of defects in our products, we cannot guarantee that our new products will be completely free of defects when released. If we are unable to quickly and successfully correct the defects identified after their release, we could experience significant costs associated with compensating our customers for damages caused by our products, costs associated with correcting the defects, costs associated with design modifications, and costs associated with service or warranty claims or both. Additionally, we could lose customers, lose market share and suffer damage to our reputation.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We completed our new fine precisions production line in 2009 but it will not earn any revenue until 2010 and we cannot guarantee that we will earn the estimated revenues in the future or that it ultimately will be profitable.

We initiated the construction of our fine precisions line in 2008 and completed it in 2009. We entered into trial production in July 2009 and after making various technological adjustments and remolding, we shipped some test products for trial use by potential customers in November 2009 and received positive feedback from these potential customers. There can be no assurance that we will be able to rollout the production of our fine precisions line in an efficient and timely manner, ensure future revenues from sales will be significant, ensure any sales will be profitable or that we will have sufficient funds available to continue the manufacturing and marketing of these products. However, we do not expect our other operations to be materially affected by our failure to successfully market our new fine precisions products.

We may incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence and the market price of our common stock may be adversely impacted.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2009. As a result of this assessment and based on the criteria in the COSO framework, Messrs. Zhang and Jin concluded that our internal control over financial reporting was effective, as of December 31, 2009. If we fail to maintain an effective system of internal control over financial reporting, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, for the fiscal year ending December 31, 2010, our independent auditors will need to report on the effectiveness of the Company’s internal control over financial reporting. Since we have not yet been subject to this requirement, we may not receive a positive report from our independent auditors. In the event that we do not receive a positive report from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Risks Relating to Doing Business in China

Chinese corporate income tax law could adversely affect our business and our net income.

On March 16, 2007, China passed a new Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation with respect to non-Chinese enterprises or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are resident in China. A resident enterprise would be generally subject to the uniform 25% enterprise income tax rate as to its worldwide income. Although the Notice is directly applicable to enterprises registered in an offshore jurisdiction and controlled by Chinese domestic enterprises or groups, it is uncertain whether the PRC tax authorities will make reference to the Notice when determining the resident status of other offshore companies, such as China GengSheng Minerals, Inc., Gengsheng International Corporation and Smarthigh Holding Limited. Since substantially all of our management is currently based in China, it is likely we may be treated as a Chinese resident enterprise for enterprise income tax purposes. The tax consequences of such treatment are currently unclear, as they will depend on how local tax authorities apply or enforce the EIT Law or the implementation regulations.

In addition, under the EIT Law and implementation regulations, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business) to the extent that such dividends have their source within the PRC unless there is an applicable tax treaty between the PRC and the jurisdiction in which an overseas holder resides which reduces or exempts the relevant tax. Similarly, any gain realized on the transfer of shares by such investors is also subject to the 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

If we are considered a PRC “resident enterprise,” it is unclear whether the dividends we pay with respect to our shares, or the gain you may realize from the transfer of our shares, would be treated as income derived from sources within the PRC and be subject to PRC tax. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our foreign stockholders, or if you are required to pay PRC income tax on the transfer of your shares, the value of your investment in our shares may be materially and adversely affected.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2% . These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Our business is largely subject to the uncertain legal environment in China and our legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the legal protections afforded to foreign-invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign-invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues are settled in Renminbi, or RMB. Any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside of China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or legal system at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

  Level of government involvement in the economy;

  Control of foreign exchange;

  Methods of allocating resources;

  Balance of payments position;

  International trade restrictions; and

  International conflict.

The Chinese economy differs in many ways from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

The value of our securities will be affected by the currency exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our procurement strategy is to diversify our suppliers both in the PRC and overseas. Currently, some of our raw materials and major equipment are imported. These transactions are often settled in U.S. dollars or other foreign currency. In the event that the U.S. dollar or other foreign currency appreciates against RMB, our costs will increase. Our profitability and operating results will suffer if we cannot pass the resulting cost increase to our customers. In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

A slowdown or other adverse developments in the Chinese economy may materially and adversely affect our customers’ demand for our products and services.

All of our operations are conducted in China and part of our revenues is generated from sales to businesses operating in China. Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for our products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our common stock could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The implementation of the PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

On January 1, 2008, an employment contract law became effective in China. This law imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the law and regulations, our labor costs may increase. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

Risks Relating to our Common Stock

As our common stock is thinly traded, the stock price may be volatile and investors may have difficulty disposing of their investments at prevailing market prices.

On March 4, 2010, our common stock began trading on the NYSE Amex stock exchange (formerly the American Stock Exchange) under the symbol “CHGS.” Prior to March 4, 2010, our common stock traded over-the-counter under the symbol CHGS.OB. Despite the new listing on the larger stock exchange, our common stock remains thinly and sporadically traded and no assurances can be given that a larger market will ever develop, or if developed, that it will be maintained.

Our President and CEO holds a significant percentage of our outstanding voting securities.

As of January 4, 2011, Shunqing Zhang, our CEO and President, was the beneficial owner of approximately 62.70% of our outstanding voting securities. As a result, he possesses significant influence, giving him the ability to elect a majority of our board of directors and to authorize or prevent significant corporate transactions. His ownership and control may impede or delay any future change in control through merger, consolidation, takeover or other business combinations and may discourage a potential acquirer from making a tender offer.

Certain provisions of our articles of incorporation may make it more difficult for a third party to effect a change-in-control.

Our articles of incorporation authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9,350,000 after deducting the placement agent’s fee and estimated offering expenses paid or payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, increases in the Company’s production capacity in its fracture proppant segment or other segments, capital expenditures and joint ventures.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010:

  on an actual basis; and

  on an as adjusted basis to effect our sale of 2,500,000 shares of common stock in this offering, based on the public offering price of $4.00 per share, and after deducting placement agent’s fees and estimated offering expenses paid or payable by us, assuming no exercise of the warrants.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2010
	Actual	As Adjusted
	(in thousands)

Cash and cash equivalents	$7,492	$16,942

Indebtedness:
Bank indebtedness	$36,751	$36,751
Other notes payable	37,613	37,613
Total indebtedness	74,364	74,364

Shareholders’ equity:
Preferred stock, 0.001 par value 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,294,386 shares of common stock shares issued and outstanding actual; and 27,794,386 shares issued and outstanding, as adjusted	24	27
Additional capital	19,895	29,892
Accumulated other comprehensive income	5,341	5,341
Retained earnings	19,789	19,239
Appropriation of Retained Earnings	7,420	7,420
Total shareholders’ equity	52,469	61,919

Total capitalization	$127,132	$136,283

DESCRIPTION OF SECURITIES

General

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 2,500,000 shares of our common stock, par value $0.001 per share, together with 2,500,000 warrants to purchase shares of our common stock. Each warrant entitles the investor to purchase 0.4 shares of our common stock for every share of common stock purchased by such investor in the offering, at an exercise price of $4.00 per share. The purchase price in the offering for each share of common stock and the related warrant is $4.00. The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 14 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a Current Report on Form 8-K.

The warrants will provide for an exercise price of $4.00 per share and will be exercisable at the option of the holder during a six-month period beginning six months and one day after the date of issue.

Plan of Distribution

We have entered into a placement agent agreement with Rodman & Renshaw, LLC with respect to the offering set forth in this prospectus supplement. Under the terms of the placement agent agreement, which we will file as an exhibit to a current report on Form 8-K, we agreed to engage Rodman & Renshaw, LLC. (the “Placement Agent”) as our exclusive placement agent on January 4, 2011 for a period of 15 days (the “Placement Agent Agreement”).

In connection with the sale of the common shares and warrants we are offering by this prospectus supplement on our behalf, the Placement Agent will be acting on a reasonable best efforts basis for the period of its appointment. The Placement Agent is not purchasing or selling any of the securities offered hereby, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities. We have agreed to provide indemnification to the Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

We have entered into Securities Purchase Agreements directly with the investors in connection with this offering. Under the terms of the letter agreement with the Placement Agent and the form of Securities Purchase Agreements we made certain representations, warranties and covenants, including, relating to the absence of a stop order suspending the effectiveness of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, the absence of any material adverse change in our business, and compliance with state securities laws.

On the closing date, which is expected to occur on January 10, 2011, the following will occur:

  we will receive funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date;

  we will deliver shares of common stock being sold on such closing;

  we will deliver the warrants to the investors evidencing the warrants sold in the offering; and

  we will pay the placement agent fee in accordance with the terms of the engagement agreement.

We agreed to pay the Placement Agent a cash fee of 5.5% of the gross proceeds of the sale of the securities offered hereby. We have also agreed to reimburse the Placement Agent for its out of pocket expenses, including legal fees, due diligence and related travel expenses in amount equal to 1% of the gross proceeds of the sale of the securities offered hereby, up to a maximum of $25,000.

There is no minimum offering amount required as a condition to closing in this offering. Accordingly, we may sell substantially fewer than 2,500,000 shares and warrants, in which case our net proceeds would be substantially reduced and the total fee payable to the placement agent may be substantially less than the maximum total set forth above.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the placement agency agreement. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

From time to time in the ordinary course of business, the Placement Agent or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with the Placement Agent.

A copy of the placement agency agreement, the form of securities purchase agreement we entered into with the purchasers and the form of warrant will be included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

Our common stock currently is traded on the NYSE Amex under the symbol “CHGS.” The transfer agent and registrar for our common stock is Securities Transfer Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 and an amendment thereto with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement, as amended, and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of these documents from the SEC at its address or web site, which are provided below.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus supplement. In addition, some information that we file with the SEC after the date of this prospectus supplement will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus. The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this prospectus supplement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (as filed on March 15, 2010);

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (as filed on November 19, 2010);

(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 (as filed on August 9, 2010);

(d)

Our Current Report on Form 8-K filed on January 21, 2009, January 22, 2009, March 25, 2009, April 29, 2009, May 15, 2009, July 10, 2009, November 20, 2009, November 30, 2009, November 18, 2010, December 21, 2010;

(e)

The description of our common stock contained in our registration statement on Form 8-A filed on March 3, 2010 with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus supplement are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request copies of these filings, at no cost, by writing to or calling our Company at:

China GengSheng Minerals, Inc.
No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China 451271
Tel: (86) 371-6405-9818

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lionel Sawyer & Collins, Reno, Nevada.

EXPERTS

The consolidated financial statements for the years ended December 31, 2009 and 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by PKF Certified Public Accountant, Hong Kong, China, a member firm of the PKF International Limited of Legally independent firm (“PKF Hong Kong”), as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,500,000 Shares of Common Stock

Warrants to Purchase up to 1,000,000 Shares of Common Stock

CHINA GENGSHENG MINERALS, INC.

Common Stock

Warrants

_______________________________________

PROSPECTUS SUPPLEMENT

January 7, 2011

_______________________________________

PROSPECTUS

$20,000,000

CHINA GENGSHENG MINERALS, INC.

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time:

  shares of our common stock;

  shares of our preferred stock;

  warrants to purchase common stock and/or preferred stock; and

  units consisting of two or more of these classes or series of securities.

     We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $20,000,000, on terms to be determined at the time of the offering. We may sell the securities to or through underwriters, directly to investors or through agents. We also may sell common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants.

     Each time we offer securities, we will provide a prospectus supplement containing more specific information about the particular securities and offering and attach it to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.

     Our common stock trades on the NYSE Amex Stock Exchange (“NYSE Amex”) under the symbol “CHGS.” The last reported sale price of our common stock on the NYSE Amex on April 9, 2010 was $2.90 per share. As of April 9, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,997,830 based on 24,196,517 shares of outstanding common stock, of which approximately 8,964,769 shares are held by non-affiliates. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

     Investing in our securities involves a high degree of risk. See RISK FACTORS beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2010.

     You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. Unless otherwise noted, you should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration statement, we may sell common stock, preferred stock, warrants or units from time to time in one or more offerings up to a total public offering price of $20,000,000. This prospectus provides you with a general description of the securities we may offer.

     Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities and the offering. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

     You should rely only upon the information contained in this prospectus, any prospectus supplement and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

     We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.

PROSPECTUS SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary does not contain all the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and the related notes, before deciding to invest in our securities. In this prospectus, when we use phrases such as “we,” “us,” “our,” “our company,” we are referring to China GengSheng Minerals, Inc. and all of its subsidiaries as a whole, unless it is clear from the context that any of these terms refer only to China GengSheng Minerals, Inc.

About Our Company

     We are a Nevada holding company operating in the materials technology industry through our direct and indirect subsidiaries in China. We develop, manufacture and sell a broad range of mineral-based, heat-resistant products capable of withstanding high temperatures, saving energy and boosting productivity in industries such as steel and oil. Our products include refractory products, industrial ceramics, fracture proppants and fine precision abrasives.

     Currently, we conduct our operations in China through our wholly owned subsidiaries, Henan GengSheng Refractories Co., Ltd. (“Refractories”), ZhengZhou Duesail Fracture Proppant Co., Ltd. (“Duesail”), Henan GengSheng Micronized Powder Materials Co., Ltd. (“Micronized”), and Guizhou Southeast Prefecture GengSheng New Materials Co., Ltd. (“Prefecture”), and through our majority owned subsidiary, Henan GengSheng High-Temperature Materials Co., Ltd. (“High-Temperature”). Through our direct, wholly owned BVI subsidiary, GengSheng International, and its direct and wholly owned Chinese subsidiary, Refractories, which has an annual production capacity of approximately 127,000 tons, we manufacture refractories products. We manufacture fracture proppant products through Duesail, which has an annual production capacity of approximately 66,000 tons. We manufacture fine precision abrasives products through Micronized, which has designed annual production capacity of approximately 22,000 tons. Finally, through our majority owned subsidiary High-Temperature, which has an annual production capacity of approximately 150,000 units, we manufacture industrial and functional ceramic products.

     We sell our products to over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries in Asia, Europe and North America. Our refractory customers are companies in the steel, iron, petroleum, chemical, coal, glass and mining industries. Our fracture proppant products are sold to oil and gas companies. Our industrial ceramics are used in the utilities and petrochemical industries. Our fine precision abrasives are marketed to solar companies and optical equipment manufacturers. Our largest customers, measured by percentage of our revenue, mainly operate in the steel industry. Currently, most of our revenues are derived from the sale of our monolithic refractory products to customers in China.

     Our principal executive offices are located at No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan, People’s Republic of China 451271 and our telephone number is (86) 371-6405-9818.

About Our Products and Services

Refractories

     Our largest product segment is the refractories segment, which accounted for approximately 84.0% of the total revenue in 2009. Our refractory products have high-temperature resistant qualities and can function under thermal stress that is common in many heavy industrial production environments. Because of their unique high-temperature resistant qualities, the refractory products are used as linings and key components in many industrial furnaces, such as steel production furnaces, ladles, vessels, and other high-temperature processing machines that must operate at high temperatures for a long period of time without interruption. The majority of our customers are in the iron, steel, cement, chemical, coal, glass, petrochemical and nonferrous industries.

     We provide a customized solution for each order of our monolithic refractory materials based on the customer’s uniquely requested formula. Upon delivery to customers, the monolithic materials are applied to the inner surfaces of our customers’ furnaces, ladles or other vessels to improve the productivity of that equipment. The product is beneficial because it lowers the overall cost of production and improves financial performance for our customers. The reasons that the monolithic materials can help our customers improve productivity, lower production costs and achieve stronger financial performance include the following: (i) monolithic refractory castables can be cast into complex shapes which are unavailable or difficult to achieve by alternative products such as shaped bricks; (ii) monolithic refractory linings can be repaired, and in some cases, even reinstalled, without furnace cool-down periods or steel-production interruptions, and therefore improve the steel makers’ productivity; (iii) monolithic refractories can form an integral surface without joints, enhancing resistance to penetration, impact and erosion, and thereby improving the equipment’s operational safety and extending their useful service lives; (iv) monolithic refractories can be installed by specialty equipment either automatically or manually, thus saving construction and maintenance time as well as costs; and (v) monolithic refractories can be customized to specific requirements by adjusting individual formulas without the need to change batches of shaped bricks, which is a costly procedure. Our refractory products and a description of their features are as follows:

Castable, coating, and dry mix materials. Offerings within this product line are used as linings in containers such as a tundish used for pouring molten metal into a mold. The primary advantages of these products are speed and ease of installation for heat treatment.

Low-cement and non-cement castables. Our low-cement and non-cement castable products are typically used in reheating furnaces for producing steel. These castable products are highly durable and can last up to five years.

Pre-cast roofs. These products are usually used as a component of electric arc furnaces. They are highly durable, and in the case of our corundum-based pre-cast roof products, can endure approximately 160 to 220 complete operations of furnace heating.

     We also have a production line for pressed bricks, which is a type of “shaped” refractory, for steel production. The annual designed production capacity of our shaped refractory products is approximately 15,000 metric tons. Finally, we provide a full-service option to our steel customers, which includes refractory product installation, testing, maintenance, repair and replacement. Refractory product sales are often enhanced by our on-site installation and technical support personnel. Our installation services include applying refractory materials to the walls of steel-making furnaces and other high temperature vessels to maintain and extend their lives. Our technical service staff provides assurances that our customers will achieve their desired productivity objectives. They also measure the refractory wear at our customer sites to improve the quality of maintenance and overall performance of our customers’ equipment. Full-service customers contributed approximately 47.9% of the Company’s total sales in 2009, compared with 41.0% in 2008.

Industrial Ceramics

     Our industrial ceramic products, including abrasive balls and tiles, valves, electronic ceramics and structural ceramics, are components for a variety of end products such as fuses, vacuum interrupters, electrical components, mud slurry pumps, and high-pressure pumps. Such end use products are used in the electric power, electronic component, industrial pump and metallurgy industries. We install and maintain some of these products. Our industrial ceramic products and a description of their benefits are as follows:

Ceramic plates, tubes, elbows, and rollers. These products are used in heavy machines for steel production, power generation, and mining. They are highly resistant to heat, erosion, abrasion, and impact.

Ceramic cylinders and plugs. Our ceramic cylinders and plugs are often used in plug pumps for drilling crude oil. They are highly resistant to pressure.

Wearable ceramic valves. Our wearable ceramic valves are used for transferring gas and liquid products. They are highly resistant to wash out, erosion, abrasion, and impact.

     We signed a five-year collaboration agreement with the Ceramics Research Institute of Zhengzhou University (the “CRI”) in Henan province of China in 2008, to research and develop innovative ways of improving the manufacturing process and functionality of an array of bauxite-based materials. Specifically, we will work with CRI to optimize and reduce costs for the production of fine precision abrasives, which are bauxite-based, ultra-fine, grain-like materials used to polish fine-metal or optical equipment surfaces, including solar panels. CRI will also help us develop next-generation industrial ceramics that can reduce energy use and pollution. In addition, we and CRI will jointly apply for government grants for bauxite-based materials research.

Fracture Proppants

     Our fracture proppants are very fine ball-like pellets, used to reach pockets of oil and natural gas deposits that are trapped in the fractures under the ground. Oil drillers inject the pellets into those fractures, squeezing out the trapped oil or natural gas, which leads to higher yield. Our fracture proppant products are available in several different particle sizes (measured in millimeters). They are typically used to extract crude oil and natural gas, which increases the productivity of crude oil and natural gas wells. These products are highly resistant to pressure. In October 2007, our fracture proppant products were certified by PetroChina Company Limited, China Petroleum & Chemical Corporation and the China National Offshore Oil Corporation as we became a first-tier supplier of fracture proppants for their oil and gas-drilling operations.

     On April 27, 2009, Duesail finished construction of its second production line for fracture proppants, and successfully doubled its capacity for fracture proppants, from 33,000 tons per year to 66,000 tons per year. The newly completed production line (“Phase II”) adopts a so-called Revolving Kiln technology which cuts down production time and costs by up to 10%. The Phase II improvements also include the ability to produce a wider range of proppants catering to oil wells with different underground pressures.

Fine precision abrasives

     Fine precision abrasives are used for producing a super-fine, super-consistent finish on certain products. A high-strength polyester backing provides a uniform base for a coating of micron-graded mineral particles that are uniformly dispersed for greater finishing efficiency. Our fine precision abrasives are made from silicon carbide (“SiC”). They are ultra-fine, high-strength pellets with uniform shape, and they are used for surface-polishing and slicing of precision instrument such as solar panels. Currently, the type of abrasives that we produce is in high demand among solar-energy companies. Solar energy companies use fine precision abrasives to cut silicon bars and to polish equipment surfaces so that they can be smooth and shining. Our products can be utilized in a broad range of areas including machinery manufacturing, electronics industry, optical glass, architecture industry development, semiconductor, silicon chip, plastic and lens. We launched our fine precision abrasives product in 2009 and will begin selling it in the second quarter of 2010. This product is a fine alumina or silicon carbide powder whose size is in microns. It has characteristics suitable for wire slicing and specific polishing.

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, before investing in our securities. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the value of our securities, causing you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

A downturn or negative changes in the highly volatile steel and iron industry will harm our business and profitability.

     The iron and steel industries accounted for approximately 60%-70% of the consumption in the Chinese refractory industry according to the industry association statistics. Because our largest customers are in the steel industry, our business performance is closely tied to the performance of the steel industry. The sector as a whole is cyclical and its profitability can be volatile as a result of general economic conditions, labor costs, competition, import duties, tariffs and currency exchange rates. These macroeconomic factors have historically resulted in wide fluctuations in the Chinese and the global economies in which steel companies sell their products. In our case, future economic downturns, stagnant economies or currency fluctuations in China or globally could decrease the demand for steel products both in China and overseas and, in turn, could negatively impact our sales, margins and profits.

Industry growth rate for refractory products may decelerate and may affect our future revenue growth.

     In China, the production of refractory materials has experienced fast growth in recent years driven largely by growth in China’s steel production. China has become the largest country for producing and consuming refractories, among which 60%-70% were demanded by companies in the steel industry. Our industry’s growth has been primarily driven by the growth in the Chinese steel industry. According to figures provided by the National Statistics Bureau of China, the Chinese steel output grew from an annual output of 157 million tons in 2001 to 568 million tons in 2009, representing a compounded average growth rate of 17.4% . Going forward, however, the forecast provided by the China International Capital Corporation suggests that the annual output of steel in China will not maintain this growth rate.

     If the steel industry experiences such a slowdown, our growth prospects will likewise be curtailed. Additionally, the market for monolithic refractories in China is still in the developmental stage, and successful market penetration of the monolithic refractories depends heavily on two factors. First, successful market penetration depends on technological progress that results in products that provide better performance by our customers, new varieties of products that meet our customer’s future requirements, and more efficient and effective installation and maintenance methods. Second, successful market penetration also depends on our marketing strategy and our ability to execute that strategy while maintaining a high quality of service to our customers. Our future revenue growth—without acquisitions—may maintain growth, but nevertheless, we may not match our past growth rate.

Our inability to overcome fierce competition in the highly fragmented and highly competitive Chinese refractory market could reduce our revenue and net income.

     The refractory market in China is highly fragmented with over 2,000 producers of refractory products, according to the Chairman of the Association of China Refractory Industry. Our competitors manufacture products that are similar to and directly compete with the products that we manufacture and market. We compete with many other refractory manufacturers in China, on a region-by-region basis, and with international competitors on a world-wide basis. Our main competitors are located in China and include Puyang Punai High-temperature Materials Co., Ltd., Wuhan Ruisheng Specialty Refractory Materials Co., Ltd., Beijing Lirr Refractories Co., Ltd. and others. Currently, our primary international competitor is Mineral Technologies, Inc. in the United States.

     As a market leader in the monolithic refractory marketplace in China, we can buy raw materials in large quantities allowing us to negotiate volume pricing that result in lower prices than what is offered to our smaller competitors. As our smaller competitors consolidate and grow larger, they may be able to negotiate similar volume pricing from raw material suppliers. Under that scenario, any cost advantage that we currently enjoy may be reduced or eliminated altogether. Although our smaller competitors may pay higher materials costs relative to our material costs, their operating and administrative costs may be lower than ours, which may allow our competitors to quote very competitive prices for their products and services. Their competitive prices may force us to lower our prices, and to sell products and services at a loss in order to maintain our market share. Currently, we have a policy for setting a pricing floor so that we do not sell products at a loss; however, we cannot assure that we can maintain this policy indefinitely. Thus, increased competition in our industry could reduce our revenue and net income.

Any decrease in the availability, or increase in the cost, of raw materials and energy could materially increase our costs and jeopardize our current profit margins and profitability.

     The principal raw materials used in our refractory products are several forms of the minerals SiO2, Al203, and MgO, including bauxite, mullite, corundum, processed Al203, Spinel, magnesia, calcium aluminate cement, and silica. We primarily use bauxite in the production of refractory materials, fracture proppants and some industrial ceramic products. The availability of these raw materials and energy resources may decrease and their prices can become volatile as a result of, among other things, changes in overall supply and demand levels and new laws or regulations. Our ability to achieve our sales target depends on our ability to maintain what we believe to be adequate inventories of raw materials to meet reasonably anticipated orders from our customers. In 2009, raw material costs accounted for 83.4% of the production cost for refractory products, 51.8% for fracture proppant products and 60.8% for industrial ceramics products.

     Our production facilities are located in Gongyi, Henan Province, where there is currently an abundant reserve of bauxite and corundum for refractory manufacturing. Although our proximity to bauxite allows us to benefit from a relatively short delivery time and lower shipping costs, we may experience supply shortages or price increases or both due to sharp increases in overall industry demand for bauxite. Besides purchasing bauxite from local suppliers, we also purchase bauxite, mullite, magnesia, calcium aluminates cement and other raw materials from suppliers in Shanxi Province, Shandong Province, Liaoning Province and Gansu Province. All of these locations are outside of Henan Province. Any increase in shipping costs will increase our cost of raw materials from these sources and will decrease our revenues and profitability.

     Further, if our existing suppliers are unable or unwilling to deliver our raw materials requirements on time to meet our production schedules, we may be unable to produce certain products, which could result in a decrease in revenues and profitability, a loss of good will with our customers, and could tarnish our reputation as a reliable supplier in our industry. In the event that our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all due to contractual agreements or pricing pressures in the refractory market. Any increase in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings and profitability.

Actions by the Chinese government could drive up our material costs and could have a negative impact on our profitability.

     In the past years, the Chinese government has shut down some outdated mineral mines in China. These shutdowns have decreased the overall supply of raw materials needed to produce refractory products. As a result, the materials costs for our products have increased. If the Chinese government shuts down more mineral mines, we could experience further supply shortages and price increases that could have a negative impact on our profitability.

We may not be able to implement our business plan because we may be unable to both fund the substantial ongoing capital and maintenance expenditures that our operations require and invest in new projects at the same time.

     Our operations are capital intensive and the nature of our business and our business strategy will require substantial additional working capital investment. We require capital for building new production lines, acquiring new equipment, maintaining the condition of our existing equipment and maintaining compliance with environmental laws and regulations, and to pursue new market opportunities. We may not be able to fund our capital expenditures from operating cash flow and from the proceeds of borrowings available for capital expenditures under our credit facilities, and we may require additional debt or equity financing. We cannot assure that this type of financing will be available or, if available, it may result in increased interest expenses, increased leverage and decreased income available to fund further expansion. In addition, future debt financings may limit our ability to withstand competitive pressures and render us more vulnerable to economic downtowns. If we are unable to fund our capital requirements, we may be unable to implement our business plan and our financial performance may be adversely impacted.

Approximately 53.9% of our 2009 sales revenues were derived from our ten largest customers, and any reduction in revenues from any of these customers would reduce our revenues and net income.

     While we have over 200 active customers, approximately 53.9% of our sales revenue came from our top ten customers in 2009, with Shandong Steel Co., Ltd., Rizhao Subsidiary alone accounting for approximately 14.2% of our sales revenue in the same period. If we cease to do business at or above current levels with Shandong Steel Co., Ltd., Rizhao Subsidiary or any one of our other largest customers which contribute significantly to our sales revenues, and we are unable to generate additional sales revenues with new and existing customers that purchase a similar amount of our products, then our revenues and net income would decline considerably.

A significant interruption or casualty loss at any of our facilities could increase our production costs and reduce our sales and earnings.

     Our manufacturing process requires large industrial facilities for crushing, smashing, batching, molding and baking raw materials. After the refractory products come off the production line, we need additional facilities to inspect, package, and store the finished goods. Our facilities may experience interruptions or major accidents and may be subject to unplanned events such as explosions, fires, inclement weather, acts of God, terrorism, accidents and transportation interruptions. Any shutdown or interruption of any facility would reduce the output from that facility, which could substantially impair our ability to meet sales targets. Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to the revenue losses, longer-term business disruption could result in the loss of goodwill with our customers. To the extent these events are not covered by insurance, our revenues, margins and cash flows may be adversely impacted by events of this type.

Environmental regulations impose substantial costs and limitations on our operations.

     Our products are not considered environmentally hazardous materials, however, the dust produced during our production process is considered hazardous to the environment. We have environmental liability risks and limitations on operations brought about by the requirements of environmental laws and regulations. We are subject to various national and local environmental laws and regulations concerning issues such as air emissions, wastewater discharges, and solid and hazardous waste management and disposal. These laws and regulations are becoming increasingly stringent. While we believe that our facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of our business. It is possible that future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While we believe that we can comply with environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.

Climate change and related regulatory responses may impact our business.

     Climate change as a result of emissions of greenhouse gases is a significant topic of discussion and may generate U.S. federal and other regulatory responses in the near future, including the imposition of a so-called “cap and trade” system. It is impracticable to predict with any certainty the impact of climate change on our business or the regulatory responses to it, although we recognize that they could be significant. The most direct impact is likely to be an increase in energy costs, which would increase slightly our operating costs, primarily through increased utility and transportations costs. In addition, many of our customers operate in the manufacturing industry. Any restrictions or penalties imposed under a cap and trade system might significantly impact their operations, which in turn, would adversely affect their demand for our products. However, it is too soon for us to predict with any certainty the ultimate impact, either directionally or quantitatively, of climate change and related regulatory responses.

If our customers and/or the ultimate consumers of products which use our products successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

     Our products are widely used as protective linings in industrial furnaces operating in highly hazardous environments because those furnaces must operate under extremely high temperatures in order to produce iron, steel and other industrial products. Significant property damage, personal injuries and even death can result from the malfunctioning of high temperature furnaces as a result of defects in our refractory products. The costs and resources needed to defend product liability claims could be substantial. We could be responsible for paying some or all of the damages if found liable. We do not have product liability insurance. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would hurt our operating results and stockholder value.

If we are not able to adequately secure and protect our patent, trademark and other proprietary rights, our business may be materially affected.

     We hold patents for (a) an integral casting technology in mixer furnaces (which expires on December 29, 2020), (b) a light-slag heat-retaining refractory castables in high-furnaces clinders (which expires on December 27, 2025), (c) a ceramic sealing double-gate valve (which expires on January 24, 2015), (d) a direct-fired gas generator (which expires on May 23, 2015), (e) a ceramic plunger in pumps (which expires on January 24, 2015), (f) a ceramic cylinder in slurry pumps (which expires on July 25, 2018), (g) a ceramic plunger pump(which expires on July 21, 2018), (h) a ceramic lining in abrasion-resistance tubes (which expires on July 21, 2018) and (i) an oversized particles removal method (which expires on October 30, 2021). We also rely on non-disclosure agreements and other confidentiality procedures to protect our intellectual property rights in various jurisdictions. These technologies are very important to our business and it may be possible for unauthorized third parties to copy or reverse engineer our products, or otherwise obtain and use information that we regard as proprietary. Furthermore, third parties could challenge the scope or enforceability of our patents. In certain foreign countries, including China where we operate, the laws do not protect our proprietary rights to the same extent as the laws of the United States. Decided court cases in China’s civil law system do not have binding legal effect on future decisions and even where adequate law exists in China, enforcement based on existing law may be uncertain and sporadic and it may be difficult to obtain enforcement of a judgment by a court of another jurisdiction. In addition, the relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Any misappropriation of our intellectual property could have a material adverse effect on our business and results of operations, and we cannot assure you that the measures we take to protect our proprietary rights are adequate.

Expansion of our business may strain our management and operational infrastructure and impede our ability to meet any increased demand for our products.

     Our business plan is to significantly grow our operations by meeting the anticipated growth in demand for existing products and by introducing new product offerings. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. Our business growth also presents numerous risks and challenges, including:

  Our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

  The costs associated with such growth, which are difficult to quantify, but could be significant; and

  The costs associated with developing new products to keep pace with rapid technological changes.

     To accommodate this growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

Improvements in the quality and lifespan of refractory products may decrease product turnover and our sales revenues.

     Technological and manufacturing improvements have made refractory products more durable and more efficient. While making products more durable and more efficient is generally a positive development, the increased quality and durability of refractory products could lead to declining consumption and turnover of refractory products. With the growth rate in the steel industry decelerating and with the consumption rate of refractory products per ton of steel produced decreasing, the refractory industry’s future growth rate may decelerate. We can increase our prices to offset a decrease in product consumption, but we cannot assure that price increases will be acceptable to our customers.

Our new products are complex and may contain defects that are detected only after their release to our customers, which may cause us to incur significant unexpected expenses and lost sales.

     Our products are highly complex and must operate at high temperatures for a long period of time. Although our new products are tested prior to release, they can only be fully tested when they are used by our customers. Consequently, our customers may discover defects after new products have been released. Although we have test procedures and quality control standards in place designed to minimize the number of defects in our products, we cannot guarantee that our new products will be completely free of defects when released. If we are unable to quickly and successfully correct the defects identified after their release, we could experience significant costs associated with compensating our customers for damages caused by our products, costs associated with correcting the defects, costs associated with design modifications, and costs associated with service or warranty claims or both. Additionally, we could lose customers, lose market share and suffer damage to our reputation.

Our holding company structure may limit the payment of dividends.

     We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

     Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We completed our new fine precisions production line in 2009 but it will not earn any revenue until 2010 and we cannot guarantee that we will earn the estimated revenues in the future or that it ultimately will be profitable.

     We initiated the construction of our fine precisions line in 2008 and completed it in 2009. We entered into trial production in July 2009 and after making various technological adjustments and remolding, we shipped some test products for trial use by potential customers in November 2009 and received positive feedback from these potential customers. There can be no assurance that we will be able to rollout the production of our fine precisions line in an efficient and timely manner, ensure future revenues from sales will be significant, ensure any sales will be profitable or that we will have sufficient funds available to continue the manufacturing and marketing of these products. However, we do not expect our other operations to be materially affected by our failure to successfully market our new fine precisions products.

We may incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

     We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence and the market price of our common stock may be adversely impacted.

     Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2009. As a result of this assessment and based on the criteria in the COSO framework, Messrs. Zhang and Jin concluded that our internal control over financial reporting was effective, as of December 31, 2009. If we fail to maintain an effective system of internal control over financial reporting, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, for the fiscal year ending December 31, 2010, our independent auditors will need to report on the effectiveness of the Company’s internal control over financial reporting. Since we have not yet been subject to this requirement, we may not receive a positive report from our independent auditors. In the event that we do not receive a positive report from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

RISKS RELATED TO DOING BUSINESS IN CHINA

Chinese corporate income tax law could adversely affect our business and our net income.

     On March 16, 2007, China passed a new Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation with respect to non-Chinese enterprises or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are resident in China. A resident enterprise would be generally subject to the uniform 25% enterprise income tax rate as to its worldwide income. Although the Notice is directly applicable to enterprises registered in an offshore jurisdiction and controlled by Chinese domestic enterprises or groups, it is uncertain whether the PRC tax authorities will make reference to the Notice when determining the resident status of other offshore companies, such as China GengSheng Minerals, Inc., Gengsheng International Corporation and Smarthigh Holding Limited. Since substantially all of our management is currently based in China, it is likely we may be treated as a Chinese resident enterprise for enterprise income tax purposes. The tax consequences of such treatment are currently unclear, as they will depend on how local tax authorities apply or enforce the EIT Law or the implementation regulations.

     In addition, under the EIT Law and implementation regulations, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business) to the extent that such dividends have their source within the PRC unless there is an applicable tax treaty between the PRC and the jurisdiction in which an overseas holder resides which reduces or exempts the relevant tax. Similarly, any gain realized on the transfer of shares by such investors is also subject to the 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

     If we are considered a PRC “resident enterprise,” it is unclear whether the dividends we pay with respect to our shares, or the gain you may realize from the transfer of our shares, would be treated as income derived from sources within the PRC and be subject to PRC tax. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our foreign stockholders, or if you are required to pay PRC income tax on the transfer of your shares, the value of your investment in our shares may be materially and adversely affected.

Future inflation in China may inhibit our ability to conduct business in China.

     In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2% . These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Our business is largely subject to the uncertain legal environment in China and our legal protection could be limited.

     The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the legal protections afforded to foreign-invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign-invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

     China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

     Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

     The majority of our revenues are settled in Renminbi, or RMB. Any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside of China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

     In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

     We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Changes in China’s political or economic situation could harm us and our operating results.

     Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or legal system at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

  Level of government involvement in the economy;

  Control of foreign exchange;

  Methods of allocating resources;

  Balance of payments position;

  International trade restrictions; and

  International conflict.

     The Chinese economy differs in many ways from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

The value of our securities will be affected by the currency exchange rate between U.S. dollars and RMB.

     The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

     Our procurement strategy is to diversify our suppliers both in the PRC and overseas. Currently, some of our raw materials and major equipment are imported. These transactions are often settled in U.S. dollars or other foreign currency. In the event that the U.S. dollar or other foreign currency appreciates against RMB, our costs will increase. Our profitability and operating results will suffer if we cannot pass the resulting cost increase to our customers. In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

A slowdown or other adverse developments in the Chinese economy may materially and adversely affect our customers’ demand for our products and services.

     All of our operations are conducted in China and part of our revenues is generated from sales to businesses operating in China. Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for our products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

     Our executive officers, employees and other agents are subject to China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

     While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our common stock could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The implementation of the PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

     On January 1, 2008, an employment contract law became effective in China. This law imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the law and regulations, our labor costs may increase. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

RISKS RELATED TO THE MARKET FOR OUR STOCK

As our common stock is thinly traded, the stock price may be volatile and investors may have difficulty disposing of their investments at prevailing market prices.

     On March 4, 2010, our common stock began trading on the NYSE Amex stock exchange (formerly the American Stock Exchange) under the symbol “CHGS.” Prior to March 4, 2010, our common stock traded over-the-counter under the symbol CHGS.OB. Despite the new listing on the larger stock exchange, our common stock remains thinly and sporadically traded and no assurances can be given that a larger market will ever develop, or if developed, that it will be maintained.

Our President and CEO holds a significant percentage of our outstanding voting securities.

     As of December 31, 2009, Shunqing Zhang, our CEO and President, was the beneficial owner of approximately 68.9% of our outstanding voting securities. As a result, he possesses significant influence, giving him the ability to elect a majority of our board of directors and to authorize or prevent significant corporate transactions. His ownership and control may impede or delay any future change in control through merger, consolidation, takeover or other business combinations and may discourage a potential acquirer from making a tender offer.

Certain provisions of our articles of incorporation may make it more difficult for a third party to effect a change-in-control.

     Our articles of incorporation authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement, and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  our ability to successfully implement our business plan and expand our current business;

  our estimates of production, market sizes and anticipated consumption of our products;

  our estimates of the anticipated growth of the steel industry and its reliance on refractory products;

  our new fine precisions production line;

  our ability to successfully penetrate the market for refractory products;

  our ability to successfully diversity our suppliers;

  our relationship with regional governments in China and the potential support they may provide to us;

  our estimates of future performance and growth potential;

  our ability to obtain sufficient capital to fund our operations and expansion plans; and

  our operating income, future revenue, expenses, capital requirements and needs for additional financing.

     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, among others, those set forth above under the heading “Risk Factors,” and in the other documents that we file with the SEC. There are also other risks and uncertainties that we may not describe, generally because we currently do not perceive them to be material, which could cause actual results to differ materially from our expectations. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus, in any prospectus supplement and in the documents we incorporate by reference in this prospectus may not transpire.

     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this document, any supplements to this document and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for working capital and general corporate purposes. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of our securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

     The following descriptions summarize the material terms and provisions of our common and preferred stock that we may offer from time to time. The following summary descriptions are based on the provisions of our articles of incorporation and bylaws, which are incorporated by reference, and the applicable provisions of the Nevada Revised Statutes. In connection with an offering of our common or preferred stock, we will describe the specific terms of the securities and the offering in a prospectus supplement. With respect to an offering of our preferred stock, our board will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock and we will describe the specific terms of the preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our common or preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws.

Common Stock

     Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that the persons receiving the greatest number of votes shall be the directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

     The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

     All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

     We may issue shares of non-voting preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

     No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

DESCRIPTION OF WARRANTS

     The following description summarizes the general provisions of our warrants that we may offer from time to time. In connection with an offering of warrants, our board will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of warrants and we will describe the specific terms of the warrants and the offering in a prospectus supplement. We also will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of warrants.

General

     We may issue warrants to purchase preferred stock (“preferred stock warrants”) or common stock (“common stock warrants,” and collectively with the preferred stock warrants, “warrants”). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached or separate from the securities.

     We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into an agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

     We will describe in the applicable prospectus supplement the terms of the preferred stock warrants and common stock warrants being offered, including the following:

  the title of the warrants;

  the securities for which the warrants are exercisable;

  the price or prices at which the warrants will be issued;

  the number of the warrants issued with each share of preferred stock or common stock;

  any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

  if applicable, the date on and after which the warrants and the related preferred stock or common stock shares will be separately transferable;

  if applicable, a discussion of the material United Stated Federal income tax considerations applicable to the exercise of the warrants;

  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

  the maximum or minimum number of the warrants which may be exercised at any time.

     Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

     Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or common stock purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Outstanding Warrants

     We issued a stock purchase warrant to our placement agent in connection with our private placement on April 25, 2007. This stock purchase warrant has an exercise price of $2.06 per share and has a three-year term. In March 2010, the holder of this warrant partially exercised the warrant; the remaining warrant entitles the holder to purchase up to 112,299 shares of our common stock.

DESCRIPTION OF UNITS

     The following description summarizes the general provisions of our units that we may offer from time to time. In connection with an offering of units, our board will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of units and we will describe the specific terms of the units and the offering in a prospectus supplement. We also will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of units.

     We may issue, in one or more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred stock or any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

     We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions of the governing unit agreement that differ from those described below; and

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

     Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of common stock equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer the common stock registered hereby up to this maximum amount.

     We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or (v) through a combination of any of these methods. In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information:

  the type and amount of securities we are offering;

  the terms of the offering;

  any securities exchanges on which the securities may be listed;

  the names of any underwriters, agents or dealers;

  the name or names of any managing underwriter or underwriters;

  the method of distribution of the securities we are offering;

  the purchase price of the securities;

  the net proceeds from the sale of the securities;

  any delayed delivery arrangements;

  any over-allotment options under which underwriters may purchase additional securities from us;

  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

  any initial public offering price; and

  any discounts or concessions allowed or reallowed or paid to dealers.

Sales through Underwriters or Dealers

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

     We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

     If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

     Our common stock is listed on the NYSE Amex. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE Amex, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

     Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

     The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

     We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

     We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

     Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

     Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

     Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings also are available to the public on the SEC’s web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the SEC, are incorporated by reference in this prospectus:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2009 (as filed on March 30, 2010); and

(b)	The description of our common stock referenced in our registration statement on Form 8-A filed on March 3, 2010 with the SEC under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to the termination of the offering of the securities to which this prospectus relates. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     You may request copies of these filings, at no cost, by writing to or calling the Company at:

China GengSheng Minerals, Inc.
No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China 451271
Tel: (86) 371-6405-9818

LEGAL MATTERS

     The validity of the securities offered by this prospectus has been passed upon by Lionel Sawyer & Collins.

EXPERTS

     The consolidated financial statements for the years ended December 31, 2009 and 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by PKF Certified Public Accountant, Hong Kong, China, a member firm of the PKF International Limited of Legally independent firm (“PKF Hong Kong”), as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,500,000 Shares of Common Stock

Warrants to Purchase up to 1,000,000 Shares of Common Stock

CHINA GENGSHENG MINERALS, INC.

Common Stock
Warrants

_______________________________________

PROSPECTUS SUPPLEMENT

January 7, 2011